Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), I, Walter Thomas Price III, Chairman, President and Director of Price Asset Management, Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Walter Thomas Price III
Walter Thomas Price III
Chairman, President and Director
May 15, 2007

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